Exhibit 99.1

November 1, 2012

Limelight Networks(R) Reports Third Quarter 2012 Results

TEMPE, Ariz., November 1, 2012 (GLOBE NEWSWIRE) — Limelight Networks, Inc. (Nasdaq: LLNW) (“Limelight”), a global leader in Digital Presence Management, announced today third quarter 2012 financial results.

“The impact of the digital world grows with each passing day, placing stewardship of an organization’s Digital Presence squarely in the Executive-Suite,” said Jeff Lunsford, chairman and chief executive officer. “Today, by the time a person speaks with a salesperson, orders a product, visits a store, or casts a vote, they have already formed their opinion based on experiences in the digital realm. Therefore, organizations must actively manage their Digital Presence across all types of online channels, including web, mobile, social, living room, and all other digitally delivered points of customer interaction.

In response to these trends, Limelight has developed Orchestrate, the industry’s first integrated Digital Presence platform. We are unique in our approach to solving this critical problem, and we are seeing strong traction in the Digital Presence Management marketplace.”

Highlights for Limelight’s third quarter included:

•	Revenue of $45.0 million, a 6% year-over-year growth from continuing operations

•	Value added services revenue growth of 28% year-over-year

•	Value added services grew to 35% of revenue:

•	Limelight video platform and mobile revenue grew 44% year-over-year

•	Site and application acceleration services revenue grew 39% year-over-year

•	Limelight dynamic site platform revenue grew 30% year-over-year on a pro-forma basis

•	Consulting services grew 22% year-over-year

Financial Highlights

For the third quarter of 2012, the Company reported revenue of $45.0 million from continuing operations, adjusted EBITDA of $2.8 million and non-GAAP net loss, before share-based compensation, litigation expenses, amortization of intangible assets, acquisition-related expenses, gain on sale of cost basis investment and discontinued operations of $5.5 million or 5 cents per basic share. GAAP net loss from continuing operations was $0.6 million, or 1 cent per basic share.

The Company ended the quarter with no bank debt and approximately $130 million in cash and cash equivalents and short-term marketable securities.

Stock Buyback Program

During the third quarter, the Company repurchased approximately $3.2 million of common stock under the $15 million share repurchase plan that the Board authorized on May 2, 2012 and our second stock repurchase program is now complete. In addition, on October 29, 2012, our Board of Directors authorized a new $10 million share repurchase program.

CEO Succession

Limelight further announced a search for a new CEO to succeed Jeff Lunsford, who will leave the day-to-day CEO role to pursue private business interests in mid-January, 2013, but will remain active and involved as a member of Limelight’s Board of Directors.

Q4 2012 Outlook

The Company anticipates fourth quarter revenue to be in the range of $45.5-$46.5 million.

Financial Tables

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$102,468	$120,349
Marketable securities	27,493	19,850
Accounts receivable, net of reserves of $3,466 and $4,391 at September 30, 2012 and December 31, 2011	28,408	28,045
Income taxes receivable	424	31
Deferred income tax	42	62
Prepaid expenses and other current assets	11,850	20,646

Total current assets	170,685	188,983
Property and equipment, net	48,076	56,368
Marketable securities, less current portion	24	51
Deferred income tax, less current portion	1,386	1,177
Goodwill	79,903	80,105
Other intangible assets, net	6,981	9,207
Other assets	9,211	10,454

Total assets	$316,266	$346,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,340	$6,797
Deferred revenue	7,383	7,287
Capital lease obligation	1,552	1,750
Income taxes payable	722	774
Other current liabilities	11,779	13,195

Total current liabilities	27,776	29,803
Capital lease obligation, less current portion	1,000	2,124
Deferred income tax	470	580
Deferred revenue, less current portion	850	539
Other long term liabilities	3,664	4,194

Total liabilities	33,760	37,240
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized at September 30, 2012 and December 31, 2011; 99,106 and 104,349 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	99	104
Additional paid-in capital	455,050	460,845
Contingent consideration	110	219
Accumulated other comprehensive loss	(537)	(509)
Accumulated deficit	(172,216)	(151,554)

Total stockholders’ equity	282,506	309,105

Total liabilities and stockholders’ equity	$316,266	$346,345

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2011	2012	2011
Revenues	$45,001	$44,447	$42,352	$41,558	$133,765	$125,313
Costs and operating expenses
Cost of revenues * †	28,283	27,563	27,278	28,377	83,177	81,920
General and administrative * †	10,238	9,503	9,915	9,675	29,459	26,752
Sales and marketing *	11,037	11,762	9,176	9,929	34,431	29,903
Research & development *	4,956	4,986	4,360	4,503	15,108	12,554

Total costs and operating expenses	54,514	53,814	50,729	52,484	162,175	151,129

Operating loss	(9,513)	(9,367)	(8,377)	(10,926)	(28,410)	(25,816)

Interest expense	(40)	(46)	(89)	(100)	(136)	(225)
Interest income	88	83	186	254	277	624
Gain on sale of cost basis investment	9,420	—	—	—	9,420	—
Other income (expense)	(551)	56	(18)	32	(582)	17

Loss from continuing operations before income taxes	(596)	(9,274)	(8,298)	(10,740)	(19,431)	(25,400)
Income tax expense (benefit)	14	163	(1,896)	429	313	(1,329)

Loss from continuing operations	(610)	(9,437)	(6,402)	(11,169)	(19,744)	(24,071)
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(218)	(391)	11,420	(2,766)	(918)	5,336

Net (loss) income	$(828)	$(9,828)	$5,018	$(13,935)	$(20,662)	$(18,735)

Net (loss) income per share:
Basic
Continuing operations	$(0.01)	$(0.10)	$(0.06)	$(0.10)	$(0.19)	$(0.22)
Discontinued operations	$0.00	$0.00	$0.10	$(0.02)	$(0.01)	$0.05

Total	$(0.01)	$(0.10)	$0.04	$(0.12)	$(0.20)	$(0.17)

Diluted
Continuing operations	$(0.01)	$(0.10)	$(0.06)	$(0.10)	$(0.19)	$(0.22)
Discontinued operations	$0.00	$0.00	$0.10	$(0.02)	$(0.01)	$0.05

Total	$(0.01)	$(0.10)	$0.04	$(0.12)	$(0.20)	$(0.17)

Shares used in per share calculations:
Basic	99,359	102,783	113,662	113,113	102,123	110,231
Diluted	99,359	102,783	113,662	113,113	102,123	110,231

*	Includes share-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2011	2012	2011
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$604	$485	$514	$716	$1,594	$1,805
General and administrative	1,571	1,290	1,093	1,769	4,638	4,133
Sales and marketing	836	829	695	1,099	2,503	2,932
Research and development	652	617	687	1,288	2,100	2,824

Total share-based compensation	$3,663	$3,221	$2,989	$4,872	$10,835	$11,694

Depreciation and amortization:
Network-related depreciation	$6,970	$7,184	$7,035	$7,316	$20,984	$21,008
Other depreciation and amortization	760	721	725	599	2,185	1,723
Amortization of intangible assets	721	729	774	605	2,144	1,531

Total depreciation and amortization	$8,451	$8,634	$8,534	$8,520	$25,313	$24,262

Net (decrease) increase in cash, cash equivalents and marketable securities:	$5,340	$(12,042)	$44,248	$(19,064)	$(10,265)	$90,822

End of period statistics:
Approximate number of active customers	1,493	1,494	1,602	1,630	1,493	1,602
Number of employees	517	528	473	486	517	473

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2011	2012	2011
Cash flows from operating activities:
Net (loss) income	$(828)	$(9,828)	$5,018	$(13,935)	$(20,662)	$(18,735)
(Loss) income from discontinued operations	(218)	(391)	11,420	(2,766)	(918)	5,336

Net loss from continuing operations	(610)	(9,437)	(6,402)	(11,169)	(19,744)	(24,071)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	8,451	8,634	8,534	8,520	25,313	24,262
Share-based compensation	3,663	3,221	2,989	4,872	10,835	11,694
Deferred income taxes	(125)	(62)	43	5	(299)	(31)
Loss on sale of property and equipment	6	13	—	—	19	—
Accounts receivable charges	221	458	298	388	1,105	919
Accretion of marketable securities	123	143	(81)	(58)	365	(90)
Gain on sale of cost basis investment	(9,420)	—	—	—	(9,420)	—
Non cash tax benefit associated with sale of discontinued operations	—	—	(2,165)	—	—	(2,165)
Non cash increase in cost basis investment	—	(154)	(397)	(282)	(528)	(679)
Changes in operating assets and liabilities:
Accounts receivable	(446)	(1,302)	(1,623)	847	(1,468)	384
Prepaid expenses and other current assets	1,534	1,813	(1,028)	253	2,986	(1,684)
Income taxes receivable	(135)	(223)	(106)	(37)	(393)	(268)
Other assets	580	(4)	370	81	(1,554)	(3,563)
Accounts payable	2,176	603	2,666	491	2,154	2,324
Deferred revenue	142	(509)	45	(1,831)	407	(2,561)
Other current liabilities	(732)	955	(1,467)	(601)	(1,023)	(3,990)
Income taxes payable	(22)	322	(573)	312	(200)	(312)
Other long term liabilities	(72)	50	549	370	(531)	1,002

Net cash provided by operating activities of continuing operations	5,334	4,521	1,652	2,161	8,024	1,171

Cash flows from investing activities:
Purchase of marketable securities	(3,098)	(8,713)	(9,688)	(4,218)	(27,280)	(15,316)
Maturities of marketable securities	5,103	6,879	2,350	4,200	19,285	13,520
Purchases of property and equipment	(7,362)	(4,432)	(7,529)	(11,370)	(17,474)	(26,872)
Acquisition of businesses, net of cash acquired	—	—	133	(7,493)	—	(7,360)
Proceeds from sale of cost basis investment	10,154	—	—	—	10,154	—
Proceeds from sale of discontinued operations	367	1,011	61,000	—	7,217	61,000

Net cash provided by (used in) investing activities of continuing operations	5,164	(5,255)	46,266	(18,881)	(8,098)	24,972

Cash flows from financing activities:
Payments on capital lease obligations	(441)	(445)	(352)	(403)	(1,322)	(982)
Proceeds from exercise of stock options	30	7	136	71	155	622
Proceeds from secondary public offering, net	—	—	(48)	(72)	—	77,049
Cash paid for purchase of common stock	(3,171)	(11,941)	(9,210)	—	(16,273)	(9,210)
Payment of employee tax withholdings related to restricted stock	(83)	(259)	(113)	(713)	(601)	(1,060)

Net cash (used in) provided by financing activities of continuing operations	(3,665)	(12,638)	(9,587)	(1,117)	(18,041)	66,419

Effect of exchange rate changes on cash	606	(332)	(420)	90	234	(96)

Cash flows from discontinued operations:
Cash used in operating activities of discontinued operations	—	—	(899)	(793)	—	(2,803)
Cash used in investing activities of discontinued operations	—	—	(143)	(464)	—	(684)

Net cash used in discontinued operations	—	—	(1,042)	(1,257)	—	(3,487)

Net increase (decrease) in cash and cash equivalents	7,439	(13,704)	36,869	(19,004)	(17,881)	88,979
Cash and cash equivalents, beginning of period	95,029	108,733	106,971	125,975	120,349	54,861

Cash and cash equivalents, end of period	$102,468	$95,029	$143,840	$106,971	$102,468	$143,840

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses, gain on sale of cost basis investment and discontinued operations. We define EBITDA as GAAP net income (loss) before interest income, interest expense, gain on sale of cost basis investment, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for operational expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the cash requirements necessary for litigation costs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2011	2012	2011
GAAP net (loss) income	$(828)	$(9,828)	$5,018	$(13,935)	$(20,662)	$(18,735)

Share-based compensation	3,663	3,221	2,989	4,872	10,835	11,694
Litigation defense expenses	148	(31)	463	269	166	1,075
Acquisition related expenses	48	68	(41)	559	(372)	659
Amortization of intangible assets	721	729	774	605	2,144	1,531
Gain on sale of cost basis investment	(9,420)	—	—	—	(9,420)	—
Loss (income) from discontinued operations	218	391	(11,420)	2,766	918	(5,336)

Non-GAAP net loss	$(5,450)	$(5,450)	$(2,217)	$(4,864)	$(16,391)	$(9,112)

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2011	2012	2011
GAAP net (loss) income	$(828)	$(9,828)	$5,018	$(13,935)	$(20,662)	$(18,735)

Depreciation and amortization	8,451	8,634	8,534	8,520	25,313	24,262
Interest expense	40	46	89	100	136	225
Gain on sale of cost basis investment	(9,420)	—	—	—	(9,420)	—
Interest and other (income) expense	463	(139)	(168)	(286)	304	(641)
Income tax expense (benefit)	14	163	(1,896)	429	313	(1,329)
Loss (income) from discontinued operations	218	391	(11,420)	2,766	918	(5,336)

EBITDA	(1,062)	(733)	157	(2,406)	(3,098)	(1,554)

Share-based compensation	3,663	3,221	2,989	4,872	10,835	11,694
Litigation defense expenses	148	(31)	463	269	166	1,075
Acquisition related expenses	48	68	(41)	559	(372)	659

Adjusted EBITDA	$2,797	$2,525	$3,568	$3,294	$7,531	$11,874

Conference Call

At approximately 5:00 p.m. EST (2:00 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company’s website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company’s revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company’s Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (NASDAQ:LLNW) is a global leader in Digital Presence Management. Limelight’s Orchestrate Digital Presence Platform is an integrated suite of cloud-based Software as a Service (SaaS) applications, which allows organizations to optimize all aspects of their online digital presence across web, mobile, social, and large screen channels. Orchestrate leverages Limelight’s scalable, high-performance global network to offer advanced features for: web content management; website personalization; content targeting; online video publishing; mobile enablement and monetization; content delivery; transcoding; and cloud storage – combined with social media integration and powerful analytics. Limelight’s team of digital presence experts helps organizations streamline processes and optimize business results across all customer interaction channels to deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance their customer relationships – all while reducing costs. For more information, please visit www.limelight.com, and be sure to follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2012 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT:   Amber Winans

                         510-984-1526

                         bhavacom.com

                        Gillian Reckler

                         602-753-6965

                         ir@llnw.com